EXHIBIT 99.1

Signal Bay Reports Q3 2017 Results

Bend, OR, August 22, 2017 -- Signal Bay, Inc (SGBY), a leading provider of quality control testing and advisory services to the regulated cannabis industry, reported financial results for the quarter ended June 30, 2017.

Signal Bay’s Q3 2017 revenue was $777,218, up 566% compared to Q3 2016. Through nine months ended June 30, 2017, Signal Bay has recognized $2.28M, compared to $391K for the same period in the year prior, resulting in an annual year over year increase of 482%.

Signal Bay’s Q3 2017 testing revenues remained relatively unchanged at a 3% increase compared to the prior quarter. Whereas we saw a decline of 89% in consulting revenues compared to the prior quarter to $9,345.

Executive Commentary

“During our third quarter, we continued to see a strong demand for EVIO Labs testing services. However, there were few opportunities to provide advisory services for new state applications during the quarter.” commented Signal Bay CEO William Waldrop, “Furthermore, we do foresee normal seasonality decrease during the fourth quarter as our customers begin to prepare for the fall harvest. This will be partially offset by revenue from our new lab in Massachusetts and licensee in Florida. On that note, the Oregon Liquor Control Commission announced the limited pesticide testing rule will expire on August 29, 2017, therefore starting on August 30th every batch of usable marijuana must be directly tested for pesticides.”

1

COO Lori Glauser stated “Our advisory group which until very recently was focused on helping new entrepreneurs establish their businesses, has directed its attention towards internal projects, such as attaining state licensing and accreditation for new labs, mostly in California. We are also integrating newly acquired labs including centralizing administrative, sales, and marketing functions. For example, the company is in the final stages of implementing an EVIO-Wide Laboratory Information Management System (LIMS). This enterprise system will allow EVIO to consolidate and streamline many operational tasks, and enable us to work as a unified firm that can easily scale.”

Mr. Waldrop concluded: “One area the company is intently focused on is improving our gross margins, as such have completed our internal and proficiency testing on our new equipment and have submitted all necessary studies and paperwork to the Oregon’s lab accreditation body, ORELAP, to attain additional accreditations for pesticide testing and residual solvent testing in Oregon. We are eagerly awaiting for the Health Authority give us the go-ahead to start up our pesticide and solvent instruments. This will reduce both our costs and customer turnaround time considerably.”

Signal Bay, Inc. is a Nation-wide life sciences company that provides testing and advisory services to the legal cannabis industry. The Company's EVIO Labs division operates state-of-the-art testing facilities and offers accredited testing methodologies performed by a team of professional scientists to ensure the safety and quality of the nation's cannabis supply. Learn more at www.signalbay.com or the company can be reached directly @ 1-888-544-EVIO.

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov or www.signalbay.com.

Investor Relations:

investors@signalbay.com

2